EXHIBIT 21

                     SUBSIDIARIES OF HAEMONETICS CORPORATION

Name                                                         Jurisdiction of Incorporation
-------------------------------------------------------      -----------------------------
Haemonetics S.A.                                             Switzerland

Haemonetics Scandinavia, AB                                  Sweden

Haemonetics GmbH                                             Germany

Haemonetics France S.A.R.L.                                  France

Haemonetics Limited                                          England

Haemonetics (U.K.) Limited                                   Scotland

Haemonetics Japan K.K.                                       Japan

Haemonetics Belgium N.V.                                     Belgium

Haemonetics B.V.                                             Netherlands

Haemonetics Italia S.R.L.                                    Italy

Haemonetics GesmbH                                           Austria

Haemonetics Asia Inc., with branch in Taiwan                 Delaware

Haemonetics Hong Kong Ltd.                                   Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.                             Czech Republic

Haemonetics Medical Devices (Shanghai) Trading Co. Ltd.      People's Republic of China

Transfusion Technologies Corporation                         Delaware

Haemonetics Charitable Foundation                            Massachusetts

Haemonetics Enterprises Inc.                                 Delaware

Haemonetics Canada, Ltd.                                     Canada


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